EXHIBIT 21.1

Subsidiaries of KAR Auction Services, Inc.

The following is a list of subsidiaries of KAR Auction Services, Inc. (a Delaware corporation) as of December 31, 2018:

Name	State or Jurisdiction of Incorporation or Organization
ADESA, Inc.	Delaware
ADESA Corporation, LLC	Indiana
A.D.E. of Ark-La-Tex, Inc.	Louisiana
A.D.E. of Knoxville, LLC	Tennessee
ADESA Ark-La-Tex, LLC	Louisiana
ADESA Arkansas, LLC	Delaware
ADESA Atlanta, LLC	New Jersey
ADESA Birmingham, LLC	Alabama
ADESA California, LLC	California
ADESA Charlotte, LLC	North Carolina
ADESA Colorado, LLC	Colorado
ADESA Dealer Services, LLC	Indiana
ADESA Des Moines, LLC	Iowa
ADESA Florida, LLC	Florida
ADESA Illinois, LLC	Illinois
ADESA Impact Texas, LLC	Texas
ADESA Indianapolis, LLC	Indiana
ADESA Lansing, LLC	Michigan
ADESA Lexington, LLC	Kentucky
ADESA Mexico, LLC	Indiana
ADESA Minnesota, LLC	Minnesota
ADESA Missouri, LLC	Missouri
ADESA Nevada, LLC	Nevada
ADESA New Jersey, LLC	New Jersey
ADESA New York, LLC	New York
ADESA Ohio, LLC	Ohio
ADESA Oklahoma, LLC	Oklahoma
ADESA Pennsylvania, LLC	Pennsylvania
ADESA Phoenix, LLC	New Jersey
ADESA San Diego, LLC	California
ADESA- South Florida, LLC	Indiana
ADESA Texas, Inc.	Texas
ADESA Virginia, LLC	Virginia
ADESA Wisconsin, LLC	Wisconsin
AFC CAL, LLC	California
Asset Holdings III, L.P.	Ohio
Auto Dealers Exchange of Concord, LLC	Massachusetts
Auto Dealers Exchange of Memphis, LLC	Tennessee
Automotive Finance Consumer Division, LLC	Indiana
Automotive Finance Corporation	Indiana
Automotive Recovery Services, Inc.	Indiana
AUTONIQ, LLC	Virginia
AutoVIN, Inc.	Indiana

Name	State or Jurisdiction of Incorporation or Organization
MobileTrac LLC	Delaware
PAR, Inc.	Indiana
Axle Holdings, Inc.	Delaware
Axle Holdings Acquisition Company, LLC	Delaware
Insurance Auto Auctions, Inc.	Illinois
Insurance Auto Auctions Corp.	Delaware
Insurance Auto Auctions Tennessee LLC	Tennessee
Insurance Auto Auctions of Georgia LLC	Georgia
IAA Acquisition Corp.	Delaware
IAA Services, Inc.	Illinois
Auto Disposal Systems, Inc.	Ohio
High Tech National, LLC	Indiana
HT Locksmiths, Inc.	Indiana
Sioux Falls Auto Auction, Inc.	South Dakota
Tri-State Auction Co., Inc.	North Dakota
Zabel & Associates, Inc.	North Dakota
LiveBlock Auctions International, Inc.	Nevada
LiveBlock Auctions Canada Ltd.	Saskatchewan
WFEA Holdings, Inc.	Alberta
AFC Funding Corporation	Indiana
AuctionTrac, LLC	Indiana
OPENLANE, Inc.	Delaware
CarsArrive Network, Inc.	Georgia
Recovery Database Network, Inc.	Delaware
OPENLANE Canada Co.	Nova Scotia
OPENLANE Canada Inc.	Ontario
NEPO Auto Centre, Inc.	Ontario
Auction Vehicles of Mexico, S. de R.L. de C.V.	Federal District of Mexico
Adesur S. de R.L. de C.V.	Federal District of Mexico
2540-0714 Quebec Inc.	Quebec
504811 NB Ltd.	New Brunswick
51937 Newfoundland & Labrador Limited	Newfoundland
79378 Manitoba Inc.	Manitoba
ADESA Auctions Canada Corporation	Nova Scotia
ADESA Montreal Corporation	Nova Scotia
ADESA Quebec Corporation	Quebec
ADESA Remarketing Services Inc.	Ontario
AutoVIN Canada Inc.	Nova Scotia
Automotive Finance Canada Inc.	Ontario
Impact Auto Auctions Ltd.	Ontario
Impact Auto Auctions Sudbury Ltd.	Ontario
Suburban Auto Parts Inc.	Ontario
1st Interactive Design Limited	United Kingdom
HBC Vehicle Services Limited	United Kingdom
Preferred Warranties, Inc.	Pennsylvania
Preferred Nationwide Reinsurance Company, Ltd.	Turks and Caicos
Preferred Warranties of Florida, Inc.	Florida

Name	State or Jurisdiction of Incorporation or Organization
PWI Holdings, Inc.	Pennsylvania
Superior Warranties, Inc.	Pennsylvania
Automotive Key Controls, LLC	Indiana
High Tech Locksmiths Canada ULC	Alberta
ADESA Idaho, LLC	Idaho
ADESA Oregon, LLC	Oregon
ADESA Utah, LLC	Utah
KAR Auction Services International Limited	United Kingdom
KAR International Holdings Limited	United Kingdom
ADESA Remarketing Limited	United Kingdom
Gilbert Mitchell Holdings Limited	United Kingdom
Gilbert Mitchell Limited	United Kingdom
CarCo Technologies, Inc.	Illinois
KAR UK Holdings Limited	United Kingdom
Nth Gen Software, Inc.	Ontario
Nth Gen Software LLC	Florida
TradeRev USA LLC	Florida
TradeRev Motors Inc.	Ontario
Nth Gen Software UK Limited	United Kingdom
TradeRev Technologies Inc.	Ontario
111 Remarketing, LLC	Arizona
IAA Spinco Inc.	Delaware
STRATIM Systems Incorporated	Delaware
STRATIM Essentials, Inc.	Delaware
STRATIM Platforms, Inc.	Delaware
STRATIM Essentials Storage, Inc.	California
STRATIM Essentials Transportation, Inc.	Delaware
ZIRX Transportation Services, Inc.	California
ZIRX Enterprise Services, Inc.	Delaware
Clearplan, LLC	Delaware
ADESA Germany GmbH	Germany